Exhibit 99.1

Investor Relations: Brian Norris Vice President of Investor Relations +1 781.250.3829 brian.norris@fleetmatics.com	Public Relations: Juli Burda Director of Public Relations +1 847.378.4398 juli.burda@fleetmatics.com

Fleetmatics Reports Strong Fourth Quarter and Full Year 2015 Financial Results

— Company Raises Outlook for 2016 —

•	Q4 Revenue of $77.2 million, up 21% year-over-year

•	Q4 GAAP EPS of $0.32; Non-GAAP[1] adjusted EPS of $0.50

•	Q4 Adjusted EBITDA[1] of $29.0 million, or 37.5% of total revenue

•	Q4 Cash flow from operations of $22.5 million

•	Active vehicles under subscription increases to 709,000

Dublin, Ireland and Boston, Massachusetts – February 24, 2016 – Fleetmatics Group PLC (NYSE: FLTX), a leading global provider of mobile workforce solutions for service-based businesses of all sizes delivered as software-as-a-service (SaaS), today announced financial results for its fourth quarter and full year ended December 31, 2015.

“We are delighted to be reporting strong full year results – highlighted by record revenue, profitability and free cash flow,” said Jim Travers, Chairman and Chief Executive Officer of Fleetmatics. “Looking ahead, we remain very well positioned to leverage several major trends reshaping the technology landscape including the proliferation of the internet of things (IoT), the widespread adoption of mobility, the migration to SaaS-based solutions and the growth of Big Data. In 2016, we will remain relentlessly focused on extending our leadership in our key markets to take full advantage of these trends for the benefit of our customers and our shareholders.”

Results for the Fourth Quarter of 2015

Total revenue for the fourth quarter of 2015 was $77.2 million, an increase of 21% compared to $64.0 million for the fourth quarter of 2014. GAAP net income for the fourth quarter of 2015 was $12.8 million, or $0.32 per diluted share, compared to $12.4 million, or $0.32 per diluted share, for the fourth quarter of 2014. Non-GAAP1 adjusted earnings for the fourth quarter of 2015 was $19.9 million, or $0.50 per diluted share, compared to $17.0 million, or $0.44 per diluted share, for the fourth quarter of 2014. Adjusted EBITDA1 for the fourth quarter of 2015 was $29.0 million, an increase of 20% compared to $24.2 million for the fourth quarter of 2014. Adjusted EBITDA1 margin for the fourth quarter of 2015 was 37.5% compared to 37.7% for the fourth quarter of 2014. As of December 31, 2015, the Company had cash of $177.1 million compared to $189.3 million at September 30, 2015. During the fourth quarter of 2015, the Company generated $22.5 million in net cash from operations and invested $10.6 million in purchases of property and equipment and capitalization of internally developed software, resulting in free cash flow of $11.9 million. During the fourth quarter of 2014, the Company generated $24.2 million in net cash from operations and invested $9.4 million in purchases of property and equipment and capitalization of internally developed software, resulting in free cash flow of $14.8 million.

Full Year 2015 Financial Highlights

Total revenue for the full year of 2015 was $284.8 million, an increase of 23% compared to $231.6 million for the full year of 2014. GAAP net income for the full year of 2015 was $38.8 million, or $0.99 per diluted share, compared to $27.5 million, or $0.71 per diluted share, for the full year of 2014. Non-GAAP1 adjusted earnings for the full year of 2015 was $62.1 million, or $1.58 per diluted share, compared to $42.2 million, or $1.09 per diluted share, for the full year of 2014. Adjusted EBITDA1 for the full year of 2015 was $96.2 million, an increase of 30% compared to $73.9 million for the full year of 2014. Adjusted EBITDA1 margin for the full year of 2015 was 33.8%, compared to 31.9% for the full year of 2014. The Company generated free cash flow of $45.2 million in 2015, compared to $30.9 million in 2014.

Company Issues First Quarter Guidance and Raises Full Year 2016 Outlook

The Company today issued guidance for the first quarter of 2016 and raised its full year 2016 outlook. The Company’s guidance is based on the current indications for its business, which may change at any time.

•	First Quarter 2016 Guidance: The Company expects total revenue to be in the range of $78.0 million to $80.0 million. Adjusted EBITDA[1] is expected to be in the range of $23.0 million to $24.0 million. Non-GAAP[1] adjusted earnings per share is expected to be in the range of $0.33 to $0.35 based on approximately 40.0 million weighted average diluted shares outstanding.

•	Full Year 2016 Guidance: The Company expects total revenue to be in the range of $342.0 million to $346.0 million. Adjusted EBITDA[1] is expected to be in the range of $113.0 million to $117.0 million. Non-GAAP[1] adjusted earnings per share is expected to be in the range of $1.72 to $1.80 based on approximately 40.5 million weighted average diluted shares outstanding.

“We are pleased to be reporting a strong finish to the most successful year in the Company’s history,” said Steve Lifshatz, Chief Financial Officer of Fleetmatics. “We believe that we are well positioned to deliver top line growth of approximately 20% in 2016 while driving expanded full year adjusted EBITDA margin of approximately 34% to 35%. Longer term, we continue to believe that there is additional leverage in our business model and remain focused on strong top line growth, adjusted EBITDA margin expansion and accelerating free cash flow margins.”

Company to Host Live Conference Call and Webcast

The Company’s management team plans to host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss the financial results as well as management’s outlook for the business and other matters. The conference call may be accessed in the United States by dialing 1.800.553.5275 and using access code “FLTX”. The conference call may be accessed outside of the United States by dialing +1.612.332.0725 and using access code “FLTX”. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at http://ir.fleetmatics.com. A replay of the conference call will be available approximately two hours after the call by dialing 1.800.475.6701 or +1.320.365.3844 and using access code 382547 or by accessing the webcast replay on the Company’s investor relations website. The Company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About Fleetmatics Group PLC

Fleetmatics Group PLC is a leading global provider of mobile workforce solutions for service-based businesses of all sizes delivered as software-as-a-service (SaaS). Our solutions enable businesses to meet the challenges associated with managing local fleets, and improve the productivity of their mobile workforces, by extracting actionable business intelligence from real-time and historical vehicle and driver behavioral data. Fleetmatics Group’s intuitive, cost-effective Web-based solutions provide fleet operators with visibility into vehicle location, fuel usage, speed and mileage, and other insights into their mobile workforce, enabling them to reduce operating and capital costs, as well as increase revenue. An integrated, full-featured mobile workforce management product provides additional efficiencies related to job management by empowering the field worker and speeding the job completion process – quote through payment. As of December 31, 2015, Fleetmatics served approximately 35,000 customers and approximately 709,000 subscribed vehicles worldwide. To learn more about Fleetmatics, visit www.fleetmatics.com.

1Non-GAAP Financial Measures

In this release, Fleetmatics’ non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP adjusted earnings, non-GAAP diluted adjusted earnings per share, adjusted EBITDA and adjusted EBITDA margin are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. Non-GAAP gross profit and non-GAAP gross margin exclude share-based compensation and amortization of intangible assets. Non-GAAP operating income excludes share-based compensation; amortization of intangible assets; certain non-recurring litigation and settlement costs; certain acquisition-related transaction costs; and contingent consideration expense. Non-GAAP adjusted earnings and non-GAAP diluted adjusted earnings per share exclude share-based compensation; amortization of intangible assets; foreign currency transaction (gain) loss; certain non-recurring litigation and settlement costs; certain acquisition-related transaction costs; loss on extinguishment of debt; contingent consideration expense; the tax effects related to these items; and the tax reserve component of the income tax provision.

Adjusted EBITDA is defined as net income (loss) plus provision for (benefit from) income taxes; interest (income) expense, net; foreign currency transaction (gain) loss, net; depreciation and amortization of property and equipment; amortization of capitalized in-vehicle devices owned by customers; amortization of intangible assets; share-based compensation; certain non-recurring litigation and settlement costs; loss on extinguishment of debt; contingent consideration expense; and certain acquisition-related transaction costs.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our positioning for future growth opportunities and underlying trends driving these growth opportunities, our expected financial results for the first quarter of 2016 and the full year of 2016 and beyond. These forward-looking statements include, but are not limited to: plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the fluctuations of foreign currency exchange rates and the impact on our revenue and expenses; risks associated with our ability to effectively and efficiently attract, sell to and retain customers; our ability to retain and increase sales to our existing customers; our ability to successfully attract customers on a cost-effective basis; our dependence on enterprise customers; our dependence on various lead generation programs; our ability to successfully complete and integrate acquisitions; expectations regarding the widespread adoption of fleet management solutions; our ability to expand the sales of our products in new geographies using our current lead generation and sales model; the effect of fluctuations in foreign currency exchange rates; our ability to integrate and sell our products through indirect sales channels; our ability to maintain high levels of performance of our software offering; our ability to continue to compete in a highly fragmented market and the risk of future competitors by way of recent and future acquisitions or otherwise; our ability to keep up with the rapid technological change required to remain competitive in our industry; our ability to migrate customers to newer technologies; the impact of adverse economic conditions on information technology spending by our target customers; and collection of our accounts receivable and other risks set forth under the caption “Risk Factors” in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2015, as updated by our subsequently filed quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

FLEETMATICS GROUP PLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Subscription revenue	$77,231	$63,995	$284,761	$231,581
Cost of subscription revenue	19,315	15,169	73,061	57,505

Gross profit	57,916	48,826	211,700	174,076

Operating expenses:
Sales and marketing	24,676	19,321	96,908	78,885
Research and development	5,973	4,041	21,440	17,090
General and administrative	14,913	11,384	53,966	42,765

Total operating expenses	45,562	34,746	172,314	138,740

Income from operations	12,354	14,080	39,386	35,336
Interest income (expense), net	(220)	(182)	(897)	(704)
Foreign currency transaction gain (loss), net	1,543	162	3,538	832
Loss on extinguishment of debt	—	—	(107)	—
Other income (expense), net	(1)	—	(41)	(1)

Income before income taxes	13,676	14,060	41,879	35,463
Provision for income taxes	846	1,641	3,087	7,988

Net income	$12,830	$12,419	$38,792	$27,475

Net income per share:
Basic	$0.33	$0.33	$1.01	$0.73

Diluted	$0.32	$0.32	$0.99	$0.71

Weighted average ordinary shares outstanding:
Basic	38,634,405	37,769,400	38,358,072	37,473,442

Diluted	39,736,347	38,758,337	39,328,127	38,551,860

FLEETMATICS GROUP PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash	$177,083	$175,400
Restricted cash	135	—
Accounts receivable, net of allowances of $2,233 and $2,200 at December 31, 2015 and 2014, respectively	20,971	16,876
Deferred tax assets	—	7,458
Prepaid expenses and other current assets	14,430	13,379

Total current assets	212,619	213,113
Property and equipment, net	104,506	79,734
Goodwill	54,178	30,207
Intangible assets, net	14,889	6,460
Deferred tax assets, net	6,573	6,353
Other assets	9,630	10,829

Total assets	$402,395	$346,696

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$7,853	$8,001
Accrued expenses and other current liabilities	24,447	24,307
Deferred revenue	22,339	22,592

Total current liabilities	54,639	54,900
Deferred revenue	7,951	10,241
Accrued income taxes	3,739	3,164
Long-term debt, net of discount of $717 at December 31, 2015	23,033	23,750
Other liabilities	10,856	2,356

Total liabilities	100,218	94,411

Total shareholders’ equity	302,177	252,285

Total liabilities and shareholders’ equity	$402,395	$346,696

FLEETMATICS GROUP PLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net income	$38,792	$27,475
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	28,258	21,492
Amortization of capitalized in-vehicle devices owned by customers	682	1,123
Amortization of intangible assets	2,672	2,562
Amortization of deferred commissions, other deferred costs and debt discount	10,438	8,233
Provision for (benefit from) deferred tax assets	7,079	(8,938)
Provision for accounts receivable allowances	4,362	2,413
Unrealized foreign currency transaction (gain) loss	(5,401)	(931)
Loss on disposal of property and equipment and other assets	2,987	1,740
Share-based compensation	24,513	13,207
Adjustment to contingent consideration	276	—
Change in excess tax benefits from share-based awards	2,917	(12,973)
Loss on extinguishment of debt	107	—
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	(7,403)	895
Prepaid expenses and other current and long-term assets	(10,848)	3,758
Accounts payable, accrued expenses and other current liabilities	(5,460)	7,918
Accrued income taxes	588	1,075
Deferred revenue	(3,016)	2,694

Net cash provided by operating activities	91,543	71,743

Cash flows from investing activities:
Purchases of property and equipment	(41,565)	(37,080)
Capitalization of internal-use software costs	(4,744)	(3,777)
Proceeds from sale of property and equipment	—	41
Payments for businesses acquired, net of cash acquired	(31,727)	(2,274)
Net (increase) decrease in restricted cash	(149)	64

Net cash used in investing activities	(78,185)	(43,026)

Cash flows from financing activities:
Proceeds from exercise of stock options	2,880	2,844
Taxes paid related to net share settlement of equity awards	(7,808)	(4,108)
Payments of borrowings under Revolving Credit Facility	(23,750)	—
Payments of borrowings under Credit Facility	(23,750)	—
Proceeds from borrowings under Credit Facility	46,132	—
Change in excess tax benefits from share-based awards	(2,917)	12,973
Payments of capital lease obligations	(1,500)	(833)
Payments of notes payable	(399)	(620)

Net cash provided by (used in) financing activities	(11,112)	10,256

Effect of exchange rate changes on cash	(563)	(744)

Net increase in cash	1,683	38,229
Cash, beginning of period	175,400	137,171

Cash, end of period	$177,083	$175,400

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,022	$654
Cash paid (refunds received), net for income taxes	$(398)	$1,375
Supplemental disclosure of non-cash financing and investing activities:
Acquisition of property and equipment and software through capital leases and note payable	$3,758	$3,092
Additions to property and equipment included in accounts payable or accrued expenses at the balance sheet dates	$1,264	$1,694
Leasehold improvements financed by landlord through lease incentives	$2,258	$—
Issuance of ordinary shares under employee share purchase plan	$1,357	$949

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND OPERATING INCOME

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Gross Profit GAAP	$57,916	$48,826	$211,700	$174,076
Share-based compensation	397	212	1,284	707
Amortization of intangible assets	349	324	1,266	1,218

Gross Profit Non-GAAP	$58,662	$49,362	$214,250	$176,001

Subscription revenue	$77,231	$63,995	$284,761	$231,581
Gross Margin Percentages:
GAAP	75.0%	76.3%	74.3%	75.2%
Non-GAAP	76.0%	77.1%	75.2%	76.0%

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Operating income GAAP	$12,354	$14,080	$39,386	$35,336
Share-based compensation	7,503	3,490	24,513	13,207
Amortization of intangible assets	858	660	2,672	2,562
Litigation and settlements	—	66	(218)	(81)
Acquisition-related transaction costs	225	90	661	308
Contingent consideration expense	276	—	276	—

Operating income Non-GAAP	$21,216	$18,386	$67,290	$51,332

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income	$12,830	$12,419	$38,792	$27,475
Provision for income taxes	846	1,641	3,087	7,988
Interest (income) expense, net	220	182	897	704
Foreign currency transaction (gain) loss, net	(1,543)	(162)	(3,538)	(832)
Depreciation and amortization of property and equipment	7,738	5,541	28,258	21,492
Amortization of capitalized in-vehicle devices owned by customers	43	227	682	1,123
Amortization of intangible assets	858	660	2,672	2,562
Share-based compensation	7,503	3,490	24,513	13,207
Litigation and settlements	—	66	(218)	(81)
Acquisition-related transaction costs	225	90	661	308
Loss on extinguishment of debt	—	—	107	—
Contingent consideration expense	276	—	276	—

Adjusted EBITDA	$28,996	$24,154	$96,189	$73,946

Subscription revenue	$77,231	$63,995	$284,761	$231,581

Adjusted EBITDA margin	37.5%	37.7%	33.8%	31.9%

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EARNINGS AND EPS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income	$12,830	$12,419	$38,792	$27,475
Amortization of intangible assets	858	660	2,672	2,562
Share-based compensation	7,503	3,490	24,513	13,207
Foreign currency transaction (gain) loss, net	(1,543)	(162)	(3,538)	(832)
Litigation and settlements	—	66	(218)	(81)
Acquisition-related transaction costs	225	90	661	308
Loss on extinguishment of debt	—	—	107	—
Contingent consideration expense	276	—	276	—
Tax effect of non-GAAP adjustments above at 8% and 15% for the three months and year ended December 31, 2015 and 2014, respectively	(586)	(622)	(1,958)	(2,275)
Tax reserve component of income tax provision	385	1,042	789	1,833

Adjusted earnings	$19,948	$16,983	$62,096	$42,197

Weighted average ordinary shares outstanding — diluted	39,736,347	38,758,337	39,328,127	38,551,860
Non-GAAP adjusted EPS	$0.50	$0.44	$1.58	$1.09

RECONCILIATION TO NON-GAAP INCOME

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Cost of subscription revenue
Share-based compensation	$397	$212	$1,284	$707
Amortization of intangible assets	349	324	1,266	1,218

Subtotal cost of subscription revenue	746	536	2,550	1,925

Sales and marketing
Share-based compensation	2,370	1,136	8,203	4,751
Amortization of intangible assets	509	336	1,406	1,344

Subtotal sales and marketing	2,879	1,472	9,609	6,095

Research and development
Share-based compensation	1,113	562	3,467	1,946

Subtotal research and development	1,113	562	3,467	1,946

General and administrative
Share-based compensation	3,623	1,580	11,559	5,803
Litigation and settlements	—	66	(218)	(81)
Acquisition-related transaction costs	225	90	661	308
Contingent consideration expense	276	—	276	—

Subtotal general and administrative	4,124	1,736	12,278	6,030

Foreign currency transaction (gain) loss, net	(1,543)	(162)	(3,538)	(832)
Loss on extinguishment of debt	—	—	107	—
Tax effect of non-GAAP adjustments, net of tax reserve component of income tax provision	(201)	420	(1,169)	(442)

Total expense add-backs	$7,118	$4,564	$23,304	$14,722